Exhibit 107

Calculation of Filing Fee Tables
FORM S-3
REGISTRATION STATEMENT
(Form Type)
Bridge Investment Group Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A common stock, par value $0.01 per share	457(o)	(1)(2)	(1)(2)	(1)(3)
	Equity	Preferred stock, par value $0.01 per share	457(o)	(1)(2)	(1)(2)	(1)(3)
	Debt	Debt securities	457(o)	(1)	(1)	(1)(3)
	Other	Warrants	457(o)	(1)	(1)	(1)(3)
	Other	Purchase Contracts	457(o)	(1)	(1)	(1)(3)
	Other	Units	457(o)	(1)	(1)	(1)(3)
	Unallocated (Universal) Shelf	(1)	457(o)	$1,000,000,000(1)	(1)	$1,000,000,000(4)	0.0000927	$92,700.00
	Equity	Class A common stock, par value $0.01 per share(5)	457(c)	89,790,510(6)	15.69(7)	$1,408,813,101.90(7)	0.0000927	$130,596.98

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$2,408,813,101.90		$223,296.98

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$223,296.98

(1)	There are being registered hereunder an unspecified number or aggregate principal amount (as applicable) of the registrant’s Class A common stock, preferred stock, debt securities, warrants, purchase contracts and units as may from time to time be offered at unspecified prices, with the maximum aggregate offering price of such securities not to exceed the amount described in footnote (4) below. In addition, an unspecified number of additional shares of Class A common stock is being registered as may be issued from time to time upon conversion of any debt securities that are convertible into shares of Class A common stock or pursuant to any anti-dilution adjustments with respect to any such convertible debt securities.

(2)	Includes rights to acquire Class A common stock or preferred stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

Exhibit 107

(3)	The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to 457(o) under the Securities Act. No separate consideration will be received for shares of Class A common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of Class A common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement, except those described in footnote (5) below, will not exceed $1,000,000,000.

(5)	Consists of shares of Class A common stock to be offered and sold by certain selling securityholders and includes shares of Class A common stock issuable upon the redemption or exchange of Class A common units of Bridge Investment Group Holdings LLC (the “Operating Company”) for an equivalent number of shares of Class A common stock (and, if applicable, the cancellation of shares of the registrant’s Class B common stock on a one-for-one basis with the number of Class A common units of the Operating Company so exchanged).

(6)	Pursuant to Rule 416 under the Securities Act, the registrant is also registering an indeterminate number of additional shares of Class A common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(7)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) of the Securities Act, and based upon the average of the high and low prices for a share of the registrant’s Class A common stock as reported on the New York Stock Exchange on July 25, 2022 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).